Exhibit 99.1

Investor Contact:

Kurt Abkemeier

Cbeyond Communications, Inc.

Vice President, Finance and Treasurer

(678) 370-2887

Cbeyond Communications Reports First Quarter 2006 Results

Revenue Increased by 35% and Adjusted EBITDA Up by 55% Over Prior Year

ATLANTA (May 9, 2006)—Cbeyond Communications, Inc. (Nasdaq: CBEY), (“Cbeyond”), a managed services provider that delivers integrated packages of voice and broadband services to small businesses, today announced its first quarter 2006 results.

Recent financial and operating highlights include the following:

•	Continued strong first quarter revenue growth with revenues of $47.6 million, up 35.3% over the first quarter of 2005

•	Net income of $20,000, including non-cash compensation expense of $782,000 according to SFAS No. 123(R), which was adopted during the first quarter of 2006

•	Adjusted EBITDA (a non-GAAP measure) of $7.2 million during the first quarter of 2006, an increase of 54.8% from the first quarter of 2005

•	The Los Angeles market installed its first customer during March 2006 and contributed $1.0 million of start-up losses to consolidated adjusted EBITDA

•	Cbeyond launched its new BeyondMobile service to new and existing customers in all six of its markets

Financial Overview and Key Operating Metrics

Financial and operating metrics, which include non-GAAP financial measures, for the three months ended March 31, 2005, and 2006 include the following:

	For the Three Months Ended March 31,
	2005	2006	Change	% Change
Selected Financial Data (dollars in thousands)
Revenue	$35,176	$47,578	$12,402	35.3%
Operating expenses	$36,293	$47,752	$11,459	31.6%
Operating loss	$(1,117)	$(174)	$943	N/M
Net income (loss) before dividends	$(1,576)	$20	$1,596	N/M
Capital expenditures	$3,738	$11,011	$7,273	194.6%

Key Operating Metrics and Non-GAAP Financial Measures
Customers	15,978	21,909	5,931	37.1%
Net additions	1,265	1,562	297	23.5%
Average monthly churn rate	1.0%	1.0%	0.0%	0.0%
Average monthly revenue per customer location	$764	$751	$(13)	(1.7%)
Adjusted EBITDA (in thousands)	$4,642	$7,185	$2,543	54.8%

-MORE-

CBEY Reports First Quarter 2006 Results

May 9, 2006

Management Comments

”Our continued rapid organic growth in revenue and adjusted EBITDA in the quarter was underscored by our customers’ increased adoption of applications,” said Jim Geiger, chief executive officer of Cbeyond. “Recently introduced applications such as fax-to-email and secure backup have proven to be valuable and popular services for our entrepreneurial customers. Most importantly, our new BeyondMobile service provides a major platform for us to serve our customers more comprehensively, as well as a significant source of differentiation for us versus competitive offerings.”

First Quarter Financial and Business Summary

Revenues and ARPU

Cbeyond reported revenues of $47.6 million for the first quarter of 2006, an increase of 35.3% from the first quarter of 2005. ARPU, or average revenue per customer location, was $751 in the first quarter. ARPU declined 1.7% from the first quarter of 2005 and 0.3% from the fourth quarter of 2005. Cbeyond expects that ARPU will continue to decline moderately through at least 2006 pending increased revenue from our mobile service and other value-added applications.

Cost of Service and Gross Margin

Cbeyond’s gross margin was 68.5% in the first quarter of 2006 as compared with 70.3% in the first quarter of 2005. The decline in gross margin was primarily due to two factors, $0.7 million in expenses relating to Triennial Review and Remand Order (TRRO)-related network changes and $0.2 million in startup network-related expenses in Los Angeles prior to recording revenues from a base of customers in that market. Excluding the impact of these two items, Cbeyond’s gross margin was 70.2%, which is consistent with historical levels.

Income from Operations and Adjusted EBITDA

Cbeyond reported a loss from operations of approximately $0.2 million in the first quarter of 2006 compared with a loss from operations of $1.1 million in the first quarter of 2005. As of January 1, 2006, Cbeyond adopted SFAS No. 123(R). The loss from operations of $0.2 million in the first quarter of 2006 includes $0.8 million in non-cash stock-based compensation expense as calculated using the fair value method under SFAS No. 123(R), while the loss from operations of $1.1 million in the first quarter of 2005 includes $0.1 million in non-cash stock-based compensation as calculated using the intrinsic method under APB No. 25. As these are two different methodologies used for calculating non-cash stock-based compensation, they are not comparable.

For the first quarter of 2006, adjusted earnings before interest, taxes, depreciation and amortization, or adjusted EBITDA, was $7.2 million, an improvement of 54.8% over adjusted EBITDA of $4.6 million in the first quarter of 2005. Adjusted EBITDA excludes the impact to EBITDA of non-cash stock-based compensation expense, loss on disposal of property and equipment, and gain on early retirement of debt.

Net Income

Cbeyond reported net income of $20,000 for the first quarter of 2006 as compared to a net loss of $1.6 million and a net loss available to common stockholders of $4.0 million for the first quarter of 2005.

Cash and Marketable Securities

Cash, cash equivalents and marketable securities amounted to $29.5 million at the end of the first quarter of 2006, as compared to $37.9 million at the end of the fourth quarter of 2005.

Capital Expenditures

Capital expenditures were $11.0 million during the first quarter of 2006, compared to $12.6 million in the fourth quarter of 2005. These capital expenditures included $3.2 million related to network changes made in connection with the TRRO and $0.8 million related to our launch in Los Angeles.

Business Outlook for 2006

Cbeyond reiterates the following guidance for the year 2006, which was previously provided to the public:

•	Revenues of at least $206 million

-MORE-

CBEY Reports First Quarter 2006 Results

May 9, 2006

•	Adjusted EBITDA of at least $30 million

•	Capital expenditures of $42 million

Based on first quarter 2006 results, Cbeyond believes that it is on track to meet its expectations for 2006. Following its second quarter results, Cbeyond will reexamine its expectations for the year and update its guidance as appropriate.

Conference Call

Cbeyond Communications will hold a conference call to discuss this press release Tuesday, May 9, 2006, at 5:00 p.m. ET. A live broadcast of the conference call will be available on-line at www.cbeyond.net. To listen to the live call, please go to the Web site at least 10 minutes early to register, download, and install any necessary audio software. The conference call will also be available by dialing (800) 967-7135 (for domestic U.S. callers) and (719) 457-2626 (for international callers). For those who cannot listen to the live broadcast, an on-line replay will be available shortly after the call and continue to be available for a year.

About Cbeyond

Cbeyond (Nasdaq: CBEY) is an Atlanta-based managed services provider that delivers integrated packages of voice, mobile and broadband services to small businesses in Atlanta, Chicago, Dallas, Denver, Houston and Los Angeles. Cbeyond offers core communications services like local and long-distance voice, mobile and broadband Internet access along with enhanced applications, including voicemail, email, Web hosting, fax-to-email, data backup, file-sharing, VPN and more. Cbeyond manages these services over a private, 100-percent Voice over Internet Protocol (VoIP) facilities-based network. For more information on Cbeyond, visit www.cbeyond.net.

Forward Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions. Such statements are based upon the current beliefs and expectations of Cbeyond Communication’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that might cause future results to differ include, but are not limited to, the following: changes in federal or state regulation that affects the Company; the timing of the initiation, progress or cancellation of significant contracts or arrangements; the mix and timing of services sold in a particular period; competitive factors; the need to balance the recruitment and retention of experienced management and personnel with the maintenance of high labor utilization; rapid technological change and the timing and amount of start-up costs incurred in connection with the introduction of new services or the entrance into new markets; the inability to attract sufficient customers in new markets; changes in estimates of taxable income or utilization of deferred tax assets which could significantly affect the Company’s effective tax rate; and general economic and business conditions

Key Operating Metrics and Non-GAAP Financial Measures

In this press release, the Company uses several key operating metrics and non-GAAP financial measures. In Schedule I, the Company defines each of these metrics and provides a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure. These financial measures and operating metrics are a supplement to GAAP financial information and should not be considered as an alternative to, or more meaningful than, net income (loss), cash flow or operating income (loss) as determined in accordance with GAAP.

SCHEDULE I

Adjusted EBITDA is not a substitute for operating income, net income, or cash flow from operating activities as determined in accordance with accounting principles generally accepted in the United States, or GAAP, as a measure of performance or liquidity. The Company defines adjusted EBITDA as net income (loss) before interest, taxes, depreciation and amortization expenses, excluding non-cash stock option compensation, write-off of public offering costs and gain recognized on troubled debt restructuring, loss on disposal of property and equipment and other non-operating income or expense. Information relating to total

-MORE-

CBEY Reports First Quarter 2006 Results

May 9, 2006

adjusted EBITDA is provided so that investors have the same data that management employs in assessing the overall operation of the Company’s business.

Total adjusted EBITDA allows the chief operating decision maker to assess the performance of the Company’s business on a consolidated basis that corresponds to the measure used to assess the ability of its operating segments to produce operating cash flow to fund working capital needs, to service debt obligations and to fund capital expenditures. In particular, total adjusted EBITDA permits a comparative assessment of the Company’s operating performance, relative to a performance based on GAAP results, while isolating the effects of depreciation and amortization, which may vary among segments without any correlation to their underlying operating performance, and of non-cash stock option compensation, which is a non-cash expense that varies widely among similar companies. The following information includes a reconciliation of total adjusted EBITDA to net income (loss):

-MORE-

CBEY Reports First Quarter 2006 Results

May 9, 2006

CBEYOND COMMUNICATIONS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2005	2006
Revenues:
Customer revenue	$34,126	$46,459
Terminating access revenue	1,050	1,119

Total revenue	35,176	47,578
Operating expenses:
Cost of service	10,444	14,998
Selling, general and administrative	20,175	26,177
Depreciation and amortization	5,674	6,577

Total operating expenses	36,293	47,752

Operating loss	(1,117)	(174)
Other income (expense):
Interest income	248	390
Interest expense	(631)	(8)
Loss on disposal of property and equipment	(79)	(157)
Other income (expense), net	3	—

Total other income (expense)	(459)	225

Income before taxes	(1,576)	51
Income taxes	—	(31)
Net income (loss)	(1,576)	20
Dividends accreted on preferred stock	(2,385)	—

Net income (loss) available to common stockholders	$(3,961)	$20

Earnings (loss) per common share
Basic	$(28.63)	$—
Weighted average number of common shares outstanding
Basic	138	26,631

-MORE-

CBEY Reports First Quarter 2006 Results

May 9, 2006

CBEYOND COMMUNICATIONS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31, 2005	March 31, 2006
ASSETS
Current Assets
Cash and cash equivalents	$27,752	$26,461
Marketable securities	10,170	2,995
Accounts receivable, net of allowance for doubtful accounts of $1,811 and $2,094 as of December 31, 2005 and March 31, 2006, respectively	10,688	11,818
Other assets	4,328	6,104

Total current assets	52,938	47,378
Property and equipment, gross	142,973	153,746
Less: accumulated depreciation	(85,905)	(92,394)

Property and equipment, net	57,068	61,352
Other assets	4,826	4,272

Total assets	$114,832	$113,002

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$9,364	$5,342
Other accrued liabilities	29,989	30,917
Current portion of capital lease obligations	382	382

Total current liabilities	39,735	36,641
Deferred installation revenue	511	535
Stockholders’ equity
Common stock	266	267
Deferred stock compensation	(701)	(38)
Additional paid-in capital	230,797	231,353
Accumulated deficit	(155,776)	(155,756)

Total stockholders’ equity	74,586	75,826

Total liabilities and stockholders’ equity	$114,832	$113,002

-MORE-

CBEY Reports First Quarter 2006 Results

May 9, 2006

CBEYOND COMMUNICATIONS, INC. AND SUBSIDIARIES

Selected Operating Statistics

(Dollars in thousands, except where noted)

(Unaudited)

	Mar. 31 2005	Jun. 30 2005	Sept. 30 2005	Dec. 31 2005	Mar. 31 2006
Revenues
Atlanta	$12,356	$13,046	$13,874	$14,443	$14,863
Dallas	9,714	10,321	10,840	11,402	11,901
Denver	10,834	11,660	12,445	12,977	13,769
Houston	2,266	2,862	3,592	4,331	5,217
Chicago	6	293	652	1,183	1,820
Los Angeles	—	—	—	—	8

Total revenues	$35,176	$38,182	$41,403	$44,336	$47,578

Operating profit (loss)
Atlanta	$5,489	$6,016	$6,772	$5,978	$7,173
Dallas	2,512	3,113	3,646	4,103	3,900
Denver	4,363	4,779	5,234	5,397	6,077
Houston	(578)	(301)	197	397	538
Chicago	(1,500)	(1,976)	(1,999)	(615)	(1,382)
Los Angeles	—	—	—	(382)	(1,029)
Corporate	(11,403)	(11,920)	(12,470)	(13,529)	(15,451)

Total operating profit (loss)	$(1,117)	$(289)	$1,380	$1,349	$(174)

Adjusted EBITDA
Atlanta	$7,001	$7,540	$8,249	$7,384	$8,640
Dallas	3,813	4,455	4,957	5,336	5,278
Denver	5,624	6,085	6,544	6,701	7,346
Houston	(264)	74	631	936	1,120
Chicago	(1,496)	(1,822)	(1,794)	(358)	(1,081)
Los Angeles	—	—	—	(382)	(1,029)
Corporate	(10,036)	(10,576)	(11,022)	(11,773)	(13,089)

Total adjusted EBITDA	$4,642	$5,756	$7,565	$7,844	$7,185

Adjusted EBITDA margin (market-level)
Atlanta	56.7%	57.8%	59.5%	51.1%	58.1%
Dallas	39.3%	43.2%	45.7%	46.8%	44.3%
Denver	51.9%	52.2%	52.6%	51.6%	53.4%
Houston	(11.7%)	2.6%	17.6%	21.6%	21.5%
Chicago	N/M	N/M	N/M	(30.3%)	(59.4%)
Los Angeles	N/M	N/M	N/M	N/M	N/M
Adjusted EBITDA margin (as % of total revenue)
Corporate	(28.5%)	(27.7%)	(26.6%)	(26.6%)	(27.5%)
Total	13.2%	15.1%	18.3%	17.7%	15.1%
Capital expenditures
Atlanta	$600	$1,365	$1,046	$1,935	$1,396
Dallas	471	816	894	1,795	2,482
Denver	701	1,043	1,047	1,047	1,747
Houston	511	1,142	894	1,492	1,217
Chicago	621	1,029	879	727	745
Los Angeles	—	93	252	1,786	847
Corporate	834	1,138	1,796	3,812	2,577

Total capital expenditures	$3,738	$6,626	$6,808	$12,594	$11,011

Other Operating Data
Customers (at period end)	15,978	17,435	18,897	20,347	21,909
Net additions	1,265	1,457	1,462	1,450	1,562
Average monthly churn rate	1.0%	1.0%	1.0%	0.9%	1.0%
Average monthly revenue per customer location	$764	$762	$760	$753	$751

-MORE-

CBEY Reports First Quarter 2006 Results

May 9, 2006

CBEYOND COMMUNICATIONS, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measure to GAAP Financial Measure

(In thousands)

(Unaudited)

	Mar. 31 2005	Jun. 30 2005	Sept. 30 2005	Dec. 31 2005	Mar. 31 2006
Reconciliation of Adjusted EBITDA to Net income (loss):
Total Adjusted EBITDA for reportable segments	$4,642	$5,756	$7,565	$7,844	$7,185
Depreciation and amortization	(5,674)	(5,978)	(6,097)	(6,411)	(6,577)
Non-cash stock option compensation	(85)	(67)	(88)	(84)	(782)
Interest income	248	260	374	443	390
Interest expense	(631)	(684)	(730)	(379)	(8)
Gain on early retirement of debt	—	—	—	4,060	—
Loss on disposal of property and equipment	(79)	(194)	(109)	(157)	(157)
Other income (expense), net	3	(25)	13	—	—
Income taxes	—	—	—	—	(31)

Net income (loss)	$(1,576)	$(932)	$928	$5,316	$20

*             *             *             *             *

Except for historical information and discussion contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The specific forward-looking statements cover Cbeyond’s expectations for revenue, EBITDA, as adjusted, and capital expenditures for the fiscal year 2006. The statements in this release are not guarantees of future performance and actual results could differ materially from our current expectations. Numerous factors could cause or contribute to such differences. Some of the factors and risks associated with our business are discussed in Cbeyond’s filings with the Securities and Exchange Commission.

CBEY-G CBEY-F

-###-

-MORE-